EXHIBIT 16.1

June 14, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Mera Pharmaceuticals, Inc.
File 333-23460

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Mera Pharmaceuticals, Inc., and agree with the statements concerning our Firm contained therein.

Very truly yours,

Jewett, Schwartz, Wolfe & Assoc CPA’s

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
June 14, 2011